Exhibit 11(b)

                      Certification Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

          Peter H. Jennison, President, and Susan G. Leber, Principal Financial Officer and Treasurer of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund"), with respect to the Form N-CSR for the period ended 12/31/03 as filed with the Securities and Exchange Commission, each certifies that, to the best of his or her knowledge :

          1) The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:    March 10, 2004



By:         /s/ Peter H. Jennison
         ------------------------------------
         Peter H. Jennison
         President
         W.P. Stewart & Co. Growth Fund, Inc.



By:         /s/ Susan G. Leber
         -----------------------------------------
         Susan G. Leber
         Principal Financial Officer and Treasurer
         W.P. Stewart & Co. Growth Fund, Inc.


     A signed original of this written statement required by 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to Fund and will be retained by Fund and furnished to the Securities and Exchange Commission or its staff upon request.